FOR IMMEDIATE RELEASE

CONTACT:

Christine Palermo

Gemini Fund Services

http://www.geminifund.com

631-470-2644

christinep@geminifund.com

Millennium India Acquisition Company announces receipt of proceeds from sale of stock and adjournment of annual meeting

New York, New York — December 12, 2013 — Millennium India Acquisition Company, Inc. (“MIAC” or the “Company), announced the following corporate updates:

Sale of SMC Global Securities Ltd. Stock

The Company hereby announces that it has received $ 1,376,890.46 ($0.1675 per MIAC share) resulting from the previously announced transaction to sell 1,131,345 shares of its investment in SMC Global Securities LTD (“SMC”).  This price translates to $ 1.22 per SMC share.  After completion of the sale, MIAC still holds 14,736,035 shares of SMC.  Based on the selling price in this transaction ($1.22 per SMC share), the imputed value to MIAC’s remaining position in SMC is $17,934,331, which translates into $2.18 per MIAC share (not including the $0.1675 of cash per MIAC share received from the sale).  However, there can be no assurance that MIAC can sell any of its remaining shares in SMC at the same price as its recent sale or at any other price, or that this price is a fair representation of the value of SMC.

David H. Lesser, Chairman and CEO of MIAC, stated:  “This transaction creates some liquidity for MIAC as it seeks to create shareholder value by expanding its business plan.  We look forward to the possibility of reporting back regarding further progress in the near future.”

Annual Meeting of Shareholders

The Company hereby announces that its annual meeting of shareholders scheduled for this morning (December 12, 2013) at 9:00 AM has been adjourned based on a failure to achieve a quorum.  The meeting will now be held on January 6, 2013 at 3:00 PM at the offices of Morrison Cohen, LLP, 909 Third Avenue, 27th Floor, New York, NY 10022.

Mr. Lesser commented: “I urge all shareholders to vote their shares regardless of how many or how few shares they hold. This will help us hold our meeting without incurring additional costs, receive input from our shareholders and move forward with our efforts to create shareholder value.”

Contact:

David H. Lesser  +1 (212) 750-0371  david@dlesser.com

About Millennium India Acquisition Company Inc.

MIAC’s principal asset is its ownership of a equity interest in SMC Global.

About SMC Global Securities, Ltd.

SMC Global is a financial services firm headquartered in New Delhi. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivative arbitrage and trading, on-line trading services, investment banking, custodial services, clearing services, distribution of mutual funds, IPOs and insurance products, and wealth management services. SMC's retail investor networks serve the needs of a reported 700,000+ investors. Its retail distribution footprint in India totaled over 2,500 locations as of March 31, 2013. SMC has approximately 2,900+ employees and a retail distribution network of 21,000+ channel partners for third party products distribution, in 500+ cities across India.

Cautionary Statement about Forward-Looking Statements

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words "believe," "expect," "will," "anticipate," "intend," "estimate," "project," "plan," "assume", "seek" or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management's current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date of the filing of this document. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders.